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                             MIDDLEBY MARSHALL INC.

                                       AND

                             ASBURY ASSOCIATES, INC.




                        FIRST AMENDMENT TO NOTE AGREEMENT



                            Dated as of March 1, 1996




              Re:        Note Agreement Dated as of January 1, 1995

                                       and

                     $15,000,000 10.99% Senior Secured Notes

                              Due January 10, 2003

                                       and

                        Warrant to Purchase Common Stock




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                                TABLE OF CONTENTS

SECTION                              HEADING                                PAGE

SECTION 1.         Amendments to the Original Note Agreement                   2

     Section 1.1.  Amendment to Section 5.11 of the Original Note Agreement    2

     Section 1.2.  Amendment to Section 5.12 of the Original Note Agreement    2

     Section 1.3.  Amendment to Section 5.14 of the Original Note Agreement    3

     Section 1.4.  Amendment to Section 5.15 of the Original Note Agreement    3

     Section 1.5.  Revisions to Section 5.22 of the Original Note Agreement    3

     Section 1.6.  Amendment to Section 5.22 of the Original Note Agreement    3

     Section 1.7.  Amendments to Section 8 of the Original Note Agreement      4

SECTION 2.         CONDITIONS PRECEDENT                                        5

SECTION 3.         VICTORY COMPANY REORGANIZATION                              7

SECTION 4.         PHILIPPINE REORGANIZATION                                   9


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SECTION 5.         MIDDLEBY FACTORY SERVICE                                   12

SECTION 6.         TAIWANESE DISTRIBUTION CHANGES                             12

SECTION 7.         JAPANESE DISTRIBUTION CHANGES                              13

SECTION 8.         REPRESENTATIONS AND WARRANTIES; ADDITIONAL OBLIGORS        13

SECTION 9.         MISCELLANEOUS                                              14

     Section 9.1.  Effective Date                                             14

     Section 9.2.  Successors and Assigns                                     14

     Section 9.3.  Counterparts                                               14

     Section 9.4.  Fees and Expenses                                          14

     Section 9.5.  No Legend Required                                         14

     Section 9.6.  Governing Law                                              14

Schedule I -- Noteholder Identification

Exhibit A  -- Amendment Agreement No. 2 to Intercreditor Agreement

Exhibit B  -- Representations and Warranties of the Obligors

Exhibit C  -- Form of Parent Support Letter

Exhibit D  -- Form of Amended Note

Exhibit E  -- Form of Victory Stock Pledge Agreement


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Exhibit F  -- Form of Victory International Stock Pledge Agreement

Exhibit G  -- Form of Amendment No. 2 to the Security Agreement

Exhibit H  -- Form of MPC Guaranty

Exhibit I  -- Form of MPC Stock Pledge Agreement


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Middleby Marshall Inc.
First Amendment to Note Agreement


                             MIDDLEBY MARSHALL INC.

                                       AND

                             ASBURY ASSOCIATES, INC.

                        FIRST AMENDMENT TO NOTE AGREEMENT

              Re:        Note Agreement Dated as of January 1, 1995

                                       and

                     $15,000,000 10.99% Senior Secured Notes

                              Due January 10, 2003

                                       and

                        Warrant to Purchase Common Stock


                                                                     Dated as of
                                                                   March 1, l996


The Northwestern Mutual Life Insurance Company
720 East Wisconsin Avenue
Milwaukee, Wisconsin  53202

Ladies and Gentlemen:

     Reference is made to the Note Agreement dated as of January 1, 1995 (the "ORIGINAL NOTE AGREEMENT"), between and among Middleby Marshall Inc., a Delaware corporation ("MMI"), Asbury Associates, Inc., a Florida corporation ("ASBURY"; Asbury and MMI each hereinafter sometimes individually referred to as an "OBLIGOR" and collectively as the "ORIGINAL OBLIGORS"), and you, under and pursuant to which $15,000,000 aggregate principal amount of Senior Notes Due January 10, 2003 (the "NOTES") were originally issued. Capitalized terms not otherwise defined herein shall have the respective meanings assigned thereto in the Original Note Agreement.


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     The Original Obligors desire to undertake the following, namely, (i) the transfer of assets at the Victory Refrigeration Plant owned and operated by MMI to Victory Refrigeration Company ("VICTORY"), a Delaware corporation and a Wholly-owned Subsidiary of Victory International, Inc. ("VICTORY INTERNATIONAL"), a Wholly-owned Subsidiary of MMI (the "VICTORY REORGANIZATION") (each of Victory and Victory International being hereinafter sometimes individually also referred to as an "OBLIGOR" and collectively with the Original Obligors as the "OBLIGORS"), (ii) the reorganization of the ownership of MMI's Philippine operations in a manner other than that contemplated by Section 5.22(A) of the Original Note Agreement (the "PHILIPPINE REORGANIZATION"), (iii) the undertaking of certain operations in Florida and other states under the tradename "Middleby Factory Service Company" (the "FACTORY SERVICE TRADENAME CHANGES"), (iv) the organization of a Subsidiary under Japanese law to act as a distributor of products in Japan, not less than 51% of the stock of which Subsidiary shall be owned by MMI (the "JAPANESE DISTRIBUTION CHANGES"), and (v) the organization of a Subsidiary under Taiwanese law to act as a distributor of products in Taiwan, not less than 80% of the stock of which Subsidiary shall be owned by MMI (the "TAIWANESE DISTRIBUTION CHANGES"). The Victory Reorganization, the Philippine Reorganization, the Factory Service Tradename Changes, the Japanese Distribution Changes and the Taiwanese Distribution Changes are hereinafter collectively referred to as the "1996 CHANGES."

     Pursuant to Section 7 of the Note Agreement, the holders of at least 51% in aggregate principal amount of the outstanding Notes must consent to any amendments of the Note Agreement or the Security Documents in connection with the Obligors' accomplishing the 1996 Changes. Since you are the holder of 100% in aggregate principal amount of the outstanding Notes, the Obligors hereby request that you accept the amendments set forth below. On the Effective Date (as hereinafter defined) this instrument shall


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constitute an agreement which amends and restates the Note Agreement in the respects hereinafter set forth.

SECTION 1.     AMENDMENTS TO THE ORIGINAL NOTE AGREEMENT.

     SECTION 1.1.   AMENDMENT TO SECTION 5.11 OF THE ORIGINAL NOTE AGREEMENT.
Section 5.11(a) of the Original Note Agreement shall be, and is hereby, amended by deleting the period at the end of clause (9) thereof and replacing it with "; and" and by adding a clause (10) thereto to read as follows:

          (10) Indebtedness of MPC, FAB-Asia, the Japanese Subsidiary or the Taiwanese Subsidiary PROVIDED that (i) FAB-Asia shall have no Indebtedness except mortgage Indebtedness in an amount not to exceed $500,000 outstanding on the Effective Date, (ii) no such Indebtedness shall be secured by any Lien upon property or assets of any Obligor or any other Subsidiary, and (iii) no Obligor or other Subsidiary shall be liable with respect to such Indebtedness except to the extent that any Guaranty by the Obligors of obligations incurred by, together with the Investment of the Obligors or any other Subsidiary in and to, (x) FAB-Asia or MPC shall not exceed $2,200,000 in the aggregate in U.S. dollars at any time, (y) the Japanese Subsidiary shall not exceed $600,000 in U.S. dollars at any time or (z) the Taiwanese Subsidiary shall not exceed $200,000 in U.S. dollars at any time.

     SECTION 1.2.   AMENDMENT TO SECTION 5.12 OF THE ORIGINAL NOTE AGREEMENT.
Section 5.12 of the Original Note Agreement shall be, and is hereby, amended by deleting the period at the end of clause


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(m) thereof and replacing it with "; and" and by adding a clause (n) thereto to read as follows:

          (n) Liens securing Indebtedness of MPC, FAB-Asia, the Japanese Subsidiary or the Taiwanese Subsidiary, in each case incurred in compliance with the applicable limitations set forth in Section 5.11(a)(10).

     SECTION 1.3.   AMENDMENT TO SECTION 5.14 OF THE ORIGINAL NOTE AGREEMENT.
Section 5.14 of the Original Note Agreement shall be, and is hereby, amended by revising clause (a) thereof to read as follows:

          (a) Investment by the Obligors and their respective Subsidiaries in and to Subsidiaries, including any Investment in a corporation which, after giving effect to such Investment, will become a Subsidiary of an Obligor or one of its Wholly-owned Subsidiaries; PROVIDED that in no event shall the Investment of the Obligors in and to, together with any Guaranty by the Obligors of obligations incurred by, (i) FAB-Asia or MPC exceed $2,200,000 in the aggregate in U.S. dollars at any time, or (ii) the Japanese Subsidiary exceed $600,000 in U.S. dollars at any time, or (iii) the Taiwanese Subsidiary exceed $200,000 in U.S. dollars at any time; PROVIDED FURTHER, that in each case the Investments described in clause (i), (ii) and (iii) above shall be limited to the amounts set forth above without regard to whether the Obligors would otherwise be permitted to make a greater Investment in FAB-Asia, MPC, the Japanese Subsidiary or the Taiwanese


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          Subsidiary within the limitations of clause (k) of this Section 5.14;

     SECTION 1.4.   AMENDMENT TO SECTION 5.15 OF THE ORIGINAL NOTE AGREEMENT.
Section 5.15(b) of the Original Note Agreement shall be, and is hereby, amended by revising clause (1) thereof to read as follows:

          (1) (x) the sale, lease, transfer or other disposition of assets of a Subsidiary of MMI to MMI or a Wholly-owned Subsidiary of MMI and (y) the transfer on December 29, 1995 of all tangible assets of MMI located in the State of New Jersey to Victory; or

     SECTION 1.5. REVISIONS TO SECTION 5.22 OF THE ORIGINAL NOTE AGREEMENT. The documents and procedures set forth in Section 4 hereof with respect to the Philippine Reorganization shall supersede the comparable provisions of Section 5.22(a) of the Original Note Agreement and fulfillment of the conditions set forth in Section 4 hereof shall be deemed to constitute compliance with the provisions of Section 5.22(a) of the Original Note Agreement.

     SECTION 1.6.   AMENDMENT TO SECTION 5.22 OF THE ORIGINAL NOTE AGREEMENT.
Section 5.22 of the Original Note Agreement shall be, and is hereby, amended by revising clause (d) thereof to read as follows:

          (d)  MMI shall at all times, directly or indirectly, own not less than
          (i) 51% of the issued and outstanding capital stock (and any Securities convertible at any time and from time to time into the capital stock) of the Japanese Subsidiary and of its Subsidiaries,
          (ii) 40% of the outstanding capital stock (and any Securities convertible at any time and from time to time into the capital stock) of


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          FAB-Asia and its Subsidiaries, (iii) 80% of the issued and outstanding capital stock (and any Securities convertible at any time and from time to time into the capital stock) of Asbury, MPC and the Taiwanese Subsidiary and their respective Subsidiaries and (iv) 100% of the issued and outstanding capital stock of each other Subsidiary, in each case free and clear of all Liens, other than the Liens permitted by
          Section 5.12(f) and (g) and in each case, other than directors' qualifying shares.

Section 5.22 of the Original Note Agreement shall be, and is hereby, further amended by adding thereto clause (e) to read as follows:

          (e) MMI will not, and will not permit any of its Subsidiaries to, enter into any agreement which would restrict any Subsidiary's ability or right to pay dividends to, or make advances to or Investments in, MMI or, if such Subsidiary is not directly owned by MMI, the "parent" Subsidiary of such Subsidiary.

Section 5.22 of the Original Note Agreement shall be, and is hereby, further amended by revising clause (c) thereof to read as follows:

          (c) The Obligors will cause each of their respective Subsidiaries which becomes a Subsidiary (other than the Japanese Subsidiary and the Taiwanese Subsidiary) after the Closing Date to become a party to a Subsidiary Guaranty within ten Business Days thereafter and to deliver an opinion of counsel in form and substance satisfactory to the holders of


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          at least 51% in aggregate principal amount of outstanding Notes to the effect set forth in clause (iv) of Section 5.22(a)(2) with respect to such Subsidiary.

     SECTION 1.7.   AMENDMENTS TO SECTION 8 OF THE ORIGINAL NOTE AGREEMENT.
Section 8.1 of the Original Note Agreement shall be, and is hereby, amended by adding thereto the following definitions:

          "FINANCE COMPANY LOAN AGREEMENT" shall mean that certain Loan and Security Agreement dated as of January 9, 1995 as amended March 28, 1996 among the Obligors, Sanwa Business Credit Corporation, as agent and lender, and the Finance Company Lenders named therein.

          "JAPANESE SUBSIDIARY" shall mean a Subsidiary yet to be created which will be a corporation duly organized under the laws of Japan, and any Person who succeeds to all, or substantially all, of the assets of such Subsidiary.

          "MPC" shall mean Middleby Philippines Corporation, a Republic of the Philippines corporation, and any Person who succeeds to all, or substantially all, of the assets and business of Middleby Philippines Corporation.

          "OBLIGORS" shall mean Asbury, MMI, Victory and Victory International.

          "SECURITY DOCUMENTS" shall have the meaning assigned thereto in
     Section 1.4 and shall also include each and every Subsidiary Guaranty and Additional Pledge Agreement delivered pursuant to this Note Agreement and shall include the Victory International Security Documents and the Victory Security Documents.

          "SUBSIDIARY GUARANTOR" shall mean MPC and each other Subsidiary of any of the Obligors which becomes a party to any Subsidiary Guaranty delivered pursuant to this Note Agreement.


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          "TAIWANESE SUBSIDIARY" shall mean a Subsidiary yet to be created which will be a corporation duly organized under the laws of Taiwan, and any Person who succeeds to all, or substantially all, of the assets and business of such Subsidiary.

          "VICTORY" shall mean Victory Refrigeration Company, a Delaware corporation, and any Person who succeeds to all, or substantially all, of the assets and business of Victory Refrigeration Company.

          "VICTORY INTERNATIONAL" shall mean Victory International, Inc., a Delaware corporation and parent corporation of Victory, and any Person who succeeds to all, or substantially all, of the assets and business of Victory International, Inc.

          "VICTORY INTERNATIONAL SECURITY DOCUMENTS" shall mean, collectively, the Victory Stock Pledge Agreement and Amendment No. 2 to the Security Agreement.

          "VICTORY SECURITY DOCUMENTS" shall mean, collectively, the Amendment No. 2 to the Security Agreement and the Victory Assumption of Mortgage.

     SECTION 2.     CONDITIONS PRECEDENT.

     The effectiveness and validity of this Amendment to the Note Agreement is subject to the satisfaction of the following conditions precedent:

          (a) The Holders of the Notes shall have received the following, all of which must be satisfactory in form and substance to such Holders:

               (i) this First Amendment to Note Agreement and the Amended Note, each duly executed by the Obligors;

               (ii) an opinion of D'Ancona & Pflaum, special counsel to the Obligors, to the effect that: (A) this First Amendment to Note Agreement and the Amended Note


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          have been duly authorized by all necessary corporate action on the part of the Obligors, has been duly executed and delivered by the Obligors and constitutes the legal, valid and binding contract of the Obligors enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); (B) no approval, consent or withholding of objection on the part of, or filing or registration or qualification with, any governmental body, Federal, state or local, is necessary in connection with the execution, delivery and performance of this First Amendment to Note Agreement, the Amended Note or any other agreements being delivered by the Obligors in connection with the 1996 Changes; (C) the execution, delivery and performance by the Obligors of this First Amendment to Note Agreement, the Amended Note or any other agreement being delivered in connection with the 1996 Changes do not conflict with or result in the breach of any of the provisions of, or constitute a default under or result in the creation or imposition of any Lien upon any property of the Obligors pursuant to the Articles of Incorporation or By-laws of the Obligors or any agreement, license or other instrument known to such counsel to which either of the Obligors is a party or by which either of such Obligors may be bound; and such opinion shall cover such other matters relating to this First Amendment to Note Agreement, the Amended Note and the 1996 Changes as the Holders of the Notes may reasonably request.

               (b)  This First Amendment to Note Agreement shall have


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          been executed and delivered by the Holders of all outstanding Notes.

               (c) The Obligors shall have entered into amendments to the Finance Company Loan Agreement in connection with the 1996 Changes.

               (d) Amendment Agreement No. 2 to the Intercreditor Agreement in the form of Exhibit A hereto shall have been executed and delivered by the parties thereto.

               (e) With respect to the Victory Reorganization, those contracts, agreements, certificates and showings described in Section 3 hereof, each of which will be in form and substance satisfactory to you and your special counsel, shall have been delivered.

               (f) With respect to the Philippine Reorganization, those contracts, agreements, certificates and showings described in Section 4 hereof, each of which will be in form and substance satisfactory to you and your special counsel, shall have been delivered.

               (g) With respect to the Factory Service Tradename Changes, those agreements and showings described in Section 5 hereof, each of which will be in form and substance satisfactory to you and your special counsel, shall have been delivered.

               (h) The Parent Corporation shall have delivered its consent to the 1996 Changes and reaffirmed its obligations under the Support Agreement, by its execution and delivery of the Parent Support Letter in the form of Exhibit C hereto.

     SECTION 3.     VICTORY COMPANY REORGANIZATION.

     Prior to or simultaneously with the execution and delivery of this First Amendment to Note Agreement, the Original Obligors shall have delivered, or shall have caused Victory and Victory


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International, as the case may be, to deliver, the following:

          (i) a Note delivered by the Obligors, in the form of Exhibit D hereto (the "AMENDED NOTE") in exchange for the Note delivered on the initial Closing Date;

          (ii) a Stock Pledge Agreement between Victory International, as pledgor and debtor, and First Security Bank of Utah, National Association (the "SECURITY TRUSTEE"), as pledgee and secured party, in the form of Exhibit E hereto, providing for the pledge and grant of a first and perfected security interest in all the capital stock of Victory owned by Victory International (the "VICTORY STOCK PLEDGE AGREEMENT"), as additional security for the payment of the Notes and the performance of the obligations of the Obligors under the Note Agreement and as additional security for the payment of the Finance Company Indebtedness and performance of the obligations of the Obligors under the Finance Company Loan Agreement, all on an equal and PRO RATA basis, together with an opinion of counsel to Victory International in form and substance satisfactory to the Holders of the Notes covering the matters set forth in
     Section 5.22(a)(3)(vi) of the Original Note Agreement, except that such opinion shall be with respect to the Victory Pledge Agreement;

         (iii) a Stock Pledge Agreement between MMI, as pledgor and debtor, and the Security Trustee, as pledgee and secured party, in the form of Exhibit F hereto, providing for a pledge and grant of a first and perfected security interest in all the capital stock of Victory International owned by MMI (the "VICTORY INTERNATIONAL STOCK PLEDGE AGREEMENT"), as additional security for the payment of the Notes and the performance of the obligations of the Obligors under the Note Agreement and as additional security for the payment of the Finance Company Indebtedness and performance of the obligations of the Obligors under the Finance Company Loan Agreement, all on an



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     equal and PRO RATA basis, together with an opinion of counsel to MMI in form and substance satisfactory to the Holders of the Notes covering the matters set forth in Section 5.22(a)(3)(vi) of the Original Note Agreement, except that such opinion shall be with respect to the Victory International Stock Pledge Agreement;

         (iv) Amendment No. 2 to the Security Agreement dated as of the date hereof pursuant to which Victory and Victory International, as debtors, shall become parties to the Security Agreement, in the form of Exhibit G hereto, and providing for the grant of a second and perfected security interest in all property and assets of Victory and Victory International (the "AMENDMENT NO. 2 TO THE SECURITY AGREEMENT"), subject thereto as additional security for the payment of the Notes and the performance of the obligations of the Obligors under the Note Agreement;

          (v) the Victory Security Documents (and/or financing statements or similar notices thereof if and to the extent permitted by applicable law) shall have been recorded or filed for record in such public offices as deemed necessary by the Holders of the Notes and their special counsel in order to perfect the Lien and security interest granted or conveyed thereby;

          (vi) the Victory International Security Documents (and/or financing statements or similar notices thereof if and to the extent permitted by applicable law) shall have been recorded or filed for record in such public offices as deemed necessary by the Holders of the Notes and their special counsel in order to perfect the lien and security interest granted or conveyed thereby;

         (vii) an Assumption of Mortgage delivered by Victory (the "VICTORY ASSUMPTION OF MORTGAGE") with respect to the Mortgage


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     executed and delivered by MMI on the initial Closing Date with respect to those properties of MMI then located in the State of New Jersey;

        (viii) such documents and evidence with respect to Victory as the Holders of the Notes may reasonably request in order to establish the existence and good standing of Victory and the authorization of the transactions contemplated by the Victory Reorganization and this First Amendment to Note Agreement;

          (ix) such documents and evidence with respect to Victory International as the Holders of the Notes may reasonably request in order to establish the existence in good standing of Victory International and the authorization of the transactions contemplated by the Victory Reorganization and this First Amendment to Note Agreement;

           (x) an opinion of counsel to Victory in form and substance satisfactory to the Holders of the Notes to the effect that: (A) Victory is a corporation validly existing and in good standing under the laws of the State of Delaware and has the corporate power and the corporate authority to become an Obligor under the Note Agreement and the Notes and to execute and deliver this First Amendment to Note Agreement, the Notes and the Victory Security Documents (collectively, the "VICTORY AGREEMENTS"), (B) the Victory Agreements have been duly authorized by all necessary corporate action on the part of Victory, have been duly executed and delivered by Victory and constitute the legal, valid and binding contracts of Victory enforceable in accordance with their respective terms,
     (C) no approval, consent or withholding of objection on the part of, or filing, registration or qualification with any governmental, quasi-governmental or judicial body is necessary in connection with the execution, delivery and performance of the Victory Agreements by Victory,
     (D) the execution, delivery and performance by Victory of the Victory Agreements do not

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     conflict with or result in any breach in any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any property of Victory pursuant to the provisions of the charter or by-laws of Victory or any law, agreement, license or instrument to which Victory is a party or by which Victory may be bound, and (E) there is no litigation pending or threatened which could reasonably be expected to materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of Victory or the ability of Victory to perform its obligations under the Victory Agreements; and

          (xi) an opinion of counsel to Victory International in form and substance satisfactory to the Holders of the Notes to the effect that (A) Victory International is a corporation validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to become an Obligor under the Note Agreement and the Notes and to execute and deliver this First Amendment to Note Agreement, the Notes and the Victory International Security Documents (collectively, the "VICTORY INTERNATIONAL AGREEMENTS"), (B) the Victory International Agreements have been duly authorized by all necessary corporate action on the part of Victory International, have been duly executed and delivered by Victory International and constitute the legal, valid and binding contracts of Victory International enforceable in accordance with their respective terms, (C) no approval, consent to withholding of objections on the part of, or filing, registration or qualification with any governmental, quasi-governmental or judicial body is necessary in connection with the execution, delivery and performance of the Victory International Agreements by Victory International, (D) the execution, delivery and performance by Victory International of the Victory International Agreements do not conflict with

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     or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any property of Victory International pursuant to the provisions of the charter or by-laws of Victory International or any law, agreement, license or instrument to which Victory International is a party or by which Victory International may be bound, and (E) there is no litigation pending or threatened which could reasonably be expected to materially and adversely affect the properties, business, prospects, profits or conditions
     (financial or otherwise) of Victory International or the ability of Victory International to perform its obligations under the Victory International Agreements.

SECTION 4.     PHILIPPINE REORGANIZATION.

     Prior to or simultaneously with the execution and delivery of this First Amendment to Note Agreement, the Obligors shall have delivered, or shall have caused FAB-Asia or MPC, as the case may be to deliver, the following:

          (i)  representations by the Obligors to the following effect:

               (a) MMI owns and controls either directly or indirectly not less than 40% of the capital stock (and any securities convertible at any time and from time to time into capital stock) of FAB-Asia; Elizabeth Asbury owns the remaining 60% of such capital stock, as required by Philippine law; MMI holds options to purchase two-thirds of the stock held by Elizabeth Asbury;

               (b) MMI owns and controls directly or indirectly not less than 80% of the issued and outstanding capital stock (and any securities convertible at any time and from time to time into capital stock) of MPC (other than directors' qualifying shares); the remaining 20% of such

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          capital stock is owned and controlled by O. Neal Asbury;

               (c) FAB-Asia is a holding company whose principal function is to hold title to the land on which a new manufacturing facility is being built for the MPC operations in the Philippines;

               (d) FAB-Asia will lease the land upon which the manufacturing operations are located to MPC; such ground lease remains in effect until after January 10, 2003, the maturity date of the Notes;

               (e) MMI has capitalized MPC and FAB-Asia in the aggregate amount of approximately U.S. $2,200,000;

               (f) MPC has substantially completed construction of the new manufacturing facility located on the land it has leased from FAB-Asia; such facility is usable for the purposes for which it was constructed; and the office portion of the facility is scheduled to be completed in April 1996;

               (g) FAB-Asia has transferred all of its assets (other than (i) the land on which the manufacturing facility is located, (ii) certain equipment having a value of $160,000 which equipment FAB-Asia has agreed to transfer to MPC not later than July 1, 1996 and (iii) non-transferable tax credits, withholding taxes and organizational costs of $90,000) and liabilities (other than the mortgage debt of $500,000 relating to the purchase of the land) to MPC;

               (h) PCI Bank has consented to the assumption by MPC of FAB-Asia's existing mortgage loan from PCI Bank and the documentation between PCI Bank, MPC and FAB-Asia provides that MPC shall be the borrower thereunder; no additional approval, consent, or withholding of objection from PCI Bank or any other Person is necessary to confirm

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          that the credit line between PCI Bank and FAB-Asia is available at all times to MPC;

               (i) MPC is authorized to guaranty all outstanding indebtedness of the Obligors, including the Notes; and

               (j) The Philippine Board of Investments (the "BOI") has approved MPC's application for tax incentives; the BOI has not been asked to approve, nor is approval by BOI required for, the transfer of assets from FAB-Asia to MPC;

          (ii) a Subsidiary Guaranty from MPC (the "MPC GUARANTY") in form and substance satisfactory to the Holders of the Notes and their special counsel in the form of Exhibit H hereto;

          (iii) such documents and evidence with respect to MPC and FAB-Asia as the Holders of the Notes and their special counsel shall have requested in order to establish the existence and good standing of MPC and FAB-Asia, respectively;

          (iv) a Stock Pledge Agreement between MMI, as pledgor and debtor, and the Security Trustee, as pledgee and secured party, in the form of
     Exhibit I hereto providing for the pledge and grant of a first and perfected security interest in all the capital stock of MPC held by MMI (the "MPC STOCK PLEDGE AGREEMENT"), as additional security for the payment of the Notes and the performance of the obligations of the Obligors under the Note Agreement and as additional security for the payment of the Finance Company Indebtedness and performance of the obligations of the Obligors under the Finance Company Loan Agreement, all on an equal and PRO RATA basis, together with an opinion of counsel to MMI in form and substance satisfactory to the Holders of the Notes covering the matters set forth in Section 5.22(a)(vi) of the Note Agreement, except such opinion shall be with respect to the MPC Stock Pledge Agreement;

          (v) an opinion of counsel to MPC in form and substance satisfactory to the Holders of the Notes and their special counsel to the effect that
     (A) MPC is a corporation validly existing and in good standing under the laws of the Republic of the Philippines and has the corporate power and the corporate authority to execute and deliver the MPC Guaranty, (B) the MPC Guaranty has been duly authorized by all necessary corporate action on the part of MPC, has been duly executed and delivered by MPC and constitutes the legal, valid and binding contracts of MPC enforceable in accordance with its terms, (C) no approval, consent or withholding of objection on the part of, or filing, registration or qualification with any foreign or U.S. governmental, quasi-governmental or judicial body is necessary in connection with the execution, delivery and performance of the MPC Guaranty by MPC, (D) the execution, delivery and performance by MPC of the MPC Guaranty do not conflict with or result in any breach in any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any property of MPC pursuant to the provisions of the charter or by-laws of MPC or any law, agreement, license or instrument to which MPC is a party or by which MPC may be bound, and (E) there is no litigation pending or threatened which could reasonably be expected to materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of MPC or the ability of MPC to perform its obligations under the MPC Guaranty; and

          (vi) a copy of the approval of the BOI to MPC's application for tax incentives, together an opinion of counsel to MPC to the effect that no approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any Philippine governmental, quasi-governmental or judicial body is necessary in connection with the transfer of assets from FAB-Asia to MPC.

SECTION 5.  MIDDLEBY FACTORY SERVICE.

     Prior to or simultaneously with the execution and delivery of this First Amendment to Note Agreement, MMI shall have entered into amendments to the Security Agreement Re: Patents and Trademarks so as to cause the tradename "Middleby Factory Service Company" to be subject thereto and thereby provide for the grant of a first and perfected security interest in the assumed name "Middleby Factory Service Company", as security for the payment of the Notes and the performance of the obligations of the Obligors under the Note Agreement.

SECTION 6.  TAIWANESE DISTRIBUTION CHANGES.

     In the event MMI shall determine to conduct any operations in Taiwan, it shall conduct such operations through the Taiwanese Subsidiary and, in connection therewith, before beginning any significant operations in Taiwan, the Obligors shall have delivered, or shall have caused the Taiwanese Subsidiary to deliver, the following:

          (i)  representations by the Obligors to the following effect:

               (a) MMI owns and controls either directly or indirectly not less than 80% of the capital stock (and any securities convertible at any time and from time to time into capital stock) of the Taiwanese Subsidiary; and

               (b) MMI has capitalized the Taiwanese Subsidiary in an amount not to exceed U.S. $200,000;

          (ii) such documents and evidence with respect to the Taiwanese Subsidiary as the Holders of the Notes and their special counsel shall have requested in order to establish the existence and good standing of the Taiwanese Subsidiary; and

         (iii) a Stock Pledge Agreement between MMI, as pledgor and debtor, and the Security Trustee, as pledgee and secured party, in a form comparable to the MPC Stock Pledge Agreement providing for the pledge and grant of a first and perfected security interest in all the capital stock of the Taiwanese Subsidiary (the "TAIWANESE SUBSIDIARY STOCK PLEDGE AGREEMENT") held by MMI, as additional security for the payment of the Notes and the performance of the obligations of the Obligors under the Note Agreement and as additional security for the payment of the Finance Company Indebtedness and performance of the obligations of the Obligors under the Finance Company Loan Agreement, all on an equal and PRO RATA basis.

SECTION 7.  JAPANESE DISTRIBUTION CHANGES.

     In the event MMI shall determine to conduct any operations in Japan, it shall conduct such operations through the Japanese Subsidiary and in connection therewith before beginning any significant operations in Japan, the Obligor shall have delivered, or shall have caused the Japanese Subsidiary to deliver, the following:

          (i)    a representation by the Obligors to the following effect:

                 (a) MMI owns and controls either directly or indirectly not less than 51% of the capital stock (and any security convertible at any time and from time to time into capital stock) of the Japanese Subsidiary; and

                 (b) MMI has capitalized the Japanese Subsidiary in an amount not to exceed U.S. $600,000;

          (ii) such documents and evidence with respect to the Japanese Subsidiary as the Holders of the Notes and their special counsel shall have requested in order to establish the existence and good standing of the Japanese Subsidiary;

          (iii) a Stock Pledge Agreement between MMI, as pledgor and debtor, and the Security Trustee, as pledgee and secured party, in a form comparable to the MPC Stock Pledge Agreement providing for the pledge and grant of a first and perfected security interest in all the capital stock of the Japanese Subsidiary (the "JAPANESE SUBSIDIARY STOCK PLEDGE AGREEMENT") held by MMI, as additional security for the payment of the Notes and the performance of the obligations of the Obligors under the Note Agreement and as additional security for the payment of the Finance Company Indebtedness and performance of the obligations of the Obligors under the Finance Company Loan Agreement, all on an equal and PRO RATA basis.

SECTION 8.  REPRESENTATIONS AND WARRANTIES; ADDITIONAL OBLIGORS.

     The Obligors represent and warrant that all representations and warranties set forth in Exhibit B to this First Amendment to Note Agreement, and those representations and warranties set forth in Section 4 herein, are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.

     By the execution and delivery of this First Amendment to Note Agreement, each of Victory and Victory International agrees and affirms that it shall be deemed to be an "Obligor" for all purposes of the Note Agreement, the Notes and the Security Documents.

     By its execution and delivery of this First Amendment to the Note Agreement, each of the Original Obligors agrees and affirms that each of MPC, FAB-Asia, the Japanese Subsidiary and the Taiwanese Subsidiary shall be deemed to constitute Subsidiaries for all purposes of the Note Agreement and all Indebtedness and other obligations of such Subsidiary shall in all events be subject to the provisions of the Note Agreement.

SECTION 9.  MISCELLANEOUS.

     SECTION 9.1. EFFECTIVE DATE; RATIFICATION. The amendments contemplated by this First Amendment to Note Agreement shall be effective as of the date (the "EFFECTIVE DATE") upon which (a) all conditions set forth in Section 2 hereof have been satisfied, (b) the Holder of the Notes shall have received a copy of the agreements entered into by the Obligors with the Finance Company Lenders with respect to the 1996 Changes, and
(c) the fees and expenses of Chapman and Cutler shall have been paid by the Obligors. Except as amended herein, the terms and provisions of the Original Note Agreement are hereby ratified, confirmed and approved in all respects.

     SECTION 9.2. SUCCESSORS AND ASSIGNS. This First Amendment to Note Agreement shall be binding upon the Obligors and their respective successors and assigns and shall inure to the benefit of the Holders and to the benefit of their successors and assigns, including each successive holder or holders of any Notes.

     SECTION 9.3. COUNTERPARTS. This First Amendment to Note Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together one and the same instrument.

     SECTION 9.4. FEES AND EXPENSES. Whether or not the Effective Date occurs, the Company agrees to pay all reasonable fees and expenses of the Holders and special counsel to the holders in connection with the preparation of this First Amendment to Note Agreement.

     SECTION 9.5. NO LEGEND REQUIRED. Any and all notices, requests, certificates and other instruments may refer to the Original Note Agreement or the Note Agreement dated as of January 1, 1995 without making specific reference to this First Amendment to Note Agreement, but nevertheless all such references shall be deemed to include this First Amendment to Note Agreement unless the context shall otherwise require.

     SECTION 9.6. GOVERNING LAW. This First Amendment to Note Agreement shall be deemed contracts and instruments made under the laws of the State of Illinois.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Note Agreement as of the day and year first above written.

                                        MIDDLEBY MARSHALL INC.

                                        By


                                        Its  Executive Vice President

                                        ASBURY ASSOCIATES, INC.

                                        By


                                        Its  Vice President

                                        VICTORY REFRIGERATION COMPANY

                                        By


                                        Its  Vice President

                                        VICTORY INTERNATIONAL, INC.

                                        By


                                        Its  Vice President

Accepted as of            , 1996.
               -----------
                                        THE NORTHWESTERN MUTUAL LIFE
                                          INSURANCE COMPANY

                                        By

                                        Its

                                    SCHEDULE I


                                                            PRINCIPAL AMOUNT OF
NAME OF NOTEHOLDER                                           NOTES OUTSTANDING

The Northwestern Mutual Life Insurance Company                  $15,000,000

                         REPRESENTATIONS AND WARRANTIES


     Each Obligor represents and warrants to the Holder of the Notes as follows:

     1. CORPORATE ORGANIZATION AND AUTHORITY. Each Obligor, and each Subsidiary, is a corporation or partnership, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

     2. TRANSACTION IS LEGAL AND AUTHORIZED. The execution, delivery and performance of the First Amendment to Note Agreement and the Amended Notes and the transactions contemplated by the 1996 Changes and compliance by each Obligor with all of the provisions of the First Amendment to Note Agreement and any agreement contemplated by the 1996 Changes:

          (a)  are within the corporate powers of each Obligor;

          (b) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Certificate of Incorporation or By-laws of any Obligor or any indenture or other agreement or instrument to which any such Obligor is a party or by which it may be bound or result in the imposition of any Liens or encumbrances on any property of any Obligor; and

          (c) have been duly authorized by proper corporate action on the part of each Obligor (no action by the stockholders of any Obligor being required by law, by the Certificate of Incorporation or By-laws of any Obligor or otherwise), executed and delivered by each Obligor and the First Amendment to Note Agreement constitutes the legal, valid and binding obligation, contract and agreement of each Obligor enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

     3. NO DEFAULTS. No Default or Event of Default (as defined in the Original Note Agreement) has occurred and is continuing. No Obligor is in default in the payment of principal or interest on any Debt or is in default under any instrument or instruments or agreements under and subject to which any Debt has been issued, and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

     4. GOVERNMENTAL CONSENT. No approval, consent or withholding of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with the execution and delivery by any Obligor of the First Amendment to Note Agreement or the Notes or compliance by any Obligor with any of the provisions of the First Amendment to Note Agreement or the Notes or any of the agreements entered into in connection with the 1996 Changes.

     5. Neither Victory nor Victory International owns or possesses any patents, trademarks, tradenames, service marks, copyrights, trademarks or trademark licenses. No patent, trademark, tradename, service mark, copyright, trademark or trademark license is necessary for the present and planned future conduct of the business of Victory or Victory International, except such intellectual property as is currently owned or possessed by MMI. Neither Victory nor Victory International will own or possess any intellectual property unless it shall have subjected such property to the lien of a Patent and Trademark Security Agreement and a Related Patent and Trademark Security Agreement comparable to those executed and delivered by the Original Obligors on the original Closing Date and shall have delivered such other documents, filings and showings in connection therewith as shall be deemed reasonably necessary by the Noteholders and their special counsel.

                             MIDDLEBY MARSHALL INC.

                                       AND

                             ASBURY ASSOCIATES, INC.

                           10.99% Senior Secured Note

                              DUE JANUARY 10, 2003


                                 PPN 59628# AA 2



NO.                                                           ____________, ____

$

     MIDDLEBY MARSHALL INC., a Delaware corporation, ASBURY ASSOCIATES, INC., a Florida corporation, VICTORY REFRIGERATION COMPANY, a Delaware corporation, and VICTORY INTERNATIONAL, INC., a Delaware corporation (each an "OBLIGOR" and collectively the "OBLIGORS") jointly and severally, for value received, hereby promise to pay to or registered assigns

                        on the tenth day of January, 2003

                             the principal amount of

                                                             DOLLARS ($        )

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 10.99% per annum from the date hereof until maturity, payable quarterly on the tenth of January, April, July and October in each year (commencing on April 10, 1995) and at maturity. The Obligors agree to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the Overdue Rate after the due date, whether by acceleration or otherwise, until paid. "OVERDUE RATE" shall mean the lesser of (a) the maximum interest rate permitted by law and (b) 12.99% per annum.

     Both the principal hereof and interest hereon are payable at the principal office of the Obligors c/o Middleby Marshall Inc. in Elgin, Illinois in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. If any amount of principal, premium, if any, or interest on or in respect of this Note becomes due and payable on any date which is not a Business Day, such amount shall be payable on the immediately preceding Business Day. "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which banks in Chicago, Illinois are required by law to close or are customarily closed.

     This Note is one of the 10.99% Senior Secured Notes due January 10, 2003 (the "NOTES") of the Obligors in the aggregate principal amount of $15,000,000 issued or to be issued under and pursuant to the terms and provisions of the Note Agreement dated as of January 1, 1995, as amended by that certain First Amendment to Note Agreement dated as of March 1, 1996 (as so amended, the "NOTE AGREEMENT"), entered into by the Obligors with the original Purchaser therein referred to and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreement to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreement for a statement of such rights and benefits.

     This Note and the holder hereof are entitled equally and ratably with the holders of all other Notes to the rights and benefits provided pursuant to the terms and provisions of the

Subsidiary Guaranty, the Security Documents, the Support Agreement and the Intercreditor Agreement (as each such term is defined in the Note Agreement). Reference is hereby made to each of the foregoing for a statement of the nature and extent of the benefits and security for the Notes afforded thereby and the rights of the holders of the Notes and the Obligors in respect thereof.

     This Note and the other Notes outstanding under the Note Agreement may be declared due prior to their expressed maturity date and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreement.

     The Notes are not subject to prepayment or redemption at the option of the Obligors prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreement.

     This Note is registered on the books of the Obligors and is transferable only by surrender thereof at the principal office of Middleby Marshall Inc. in Elgin, Illinois duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

     This Note and said Note Agreement are governed by and construed in accordance with the laws of Illinois, including all matters of construction, validity and performance.

                                        MIDDLEBY MARSHALL INC.

                                        By


                                        Its

                                        ASBURY ASSOCIATES, INC.

                                        By


                                        Its

                                        VICTORY REFRIGERATION COMPANY

                                        By


                                        Its

                                        VICTORY INTERNATIONAL, INC.

                                        By


                                        Its


THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY JURISDICTION THEREOF AND MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IF REGISTERED PURSUANT TO PROVISIONS OF SUCH SECURITIES ACT OR IF AN EXEMPTION THEREFROM IS AVAILABLE.